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                         CONSENT OF INDEPENDENT AUDITORS





We consent to the use of our report dated September 24, 1999 in the Registration Statement on Form 10-SB of CityXpress.com Corp., with respect to the consolidated financial statements of CityXpress.com Corp. for the year ended June 30, 1999, and with respect to the combined financial statements of Xceedx Technologies Inc. for the years ended January 14, 1999 and 1998.


                                            /S/ Ernst & Young LLP
Vancouver, Canada,
February 4, 2000                                       Chartered Accountants